EXHIBIT 99.1

Kona Grill Reports Second Quarter Results

SCOTTSDALE, Ariz., July 28, 2009 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its second quarter ended June 30, 2009.

Second Quarter 2009 Highlights Include:

 * Opened restaurant in Woodbridge, New Jersey
 * Restaurant sales increased 9.1% to $21.5 million
 * Same-store sales decreased 9.5%
 * Restaurant operating profit margin of 18.4%

"Our second quarter performance was within our financial guidance, and we are proud of our team's accomplishments. Although the sales environment remains challenging, we were able to deliver solid restaurant operating profit margins during the quarter and progressed on many operational initiatives. We are pleased with the guest response to our new menu offerings and plan to continue evolving our menu to further enhance their satisfaction. We are focused on those items we can control, and we expect these efforts will ultimately materialize into bottom line results," said Mark L. Bartholomay, Interim Chief Executive Officer of Kona Grill.

Second Quarter 2009 Financial Results

Restaurant sales increased 9.1% to $21.5 million from $19.7 million during the same quarter last year. The increase in restaurant sales during the second quarter of 2009 primarily reflects additional revenue from five stores opened since June 2008. Same-store sales decreased 9.5% compared to a decrease of 5.6% in the prior year period.

Average weekly sales for the 15 restaurants in the comparable base were $79,470 during the second quarter of 2009, compared to $87,853 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire second quarter of 2009 were $69,190 versus $84,328 last year.

Loss from continuing operations for the second quarter was ($0.9) million, or ($0.11) per diluted share, including ($0.9) million, or ($0.11) per diluted share for unusual charges including separation costs, legal and valuation fees, and write-off associated with a lease amendment. This compares to a loss from continuing operations for the prior year period of ($0.3) million, or ($0.04) per diluted share.

Net loss for the quarter was ($0.2) million, or ($0.03) per diluted share, including a $0.7 million, or $0.08 per share gain from discontinued operations related to the settlement of lease obligations for a closed location. This compares to a net loss of ($0.5) million, or ($0.07) per diluted share, for the same period last year. The earnings per share calculations reflect a retroactive adjustment to prior quarters outstanding shares for the bonus element associated with the Company's below-market rights offering, closed in June 2009, as prescribed by Financial Accounting Standards Board SFAS No. 128, Earnings per Share.

Financial Guidance

For the third quarter of 2009, the Company forecasts restaurant sales of $20.0 million to $21.0 million and a net loss of ($0.6) million to ($1.1) million, or ($0.07) to ($0.12) per diluted share based upon 9.1 million weighted average shares post rights offering.

Conference Call

The Company will host a conference call to discuss second quarter 2009 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-888-263-2958 or 1-913-312-0386 for international callers. A replay of the call will be available until Tuesday, August 4, 2009, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 5548873.

About Kona Grill

Kona Grill owns and operates 22 restaurants in 14 states. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar and is open daily for lunch and dinner. For further information, please visit our website at www.konagrill.com

Forward-Looking Statements

The financial guidance we provide for our third quarter 2009 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

                           KONA GRILL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           June 30,      Dec. 31,
                                             2009          2008
                                          -----------  -----------
                                          (Unaudited)

 ASSETS
   Current assets                             $13,837      $ 4,765
   Long-term investments                           --        6,491
   Other assets                                   748          794
   Property and equipment, net                 55,157       53,504
                                          -----------  -----------
   Total assets                               $69,742      $65,554
                                          ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                        $15,341      $12,418
   Long-term obligations                       16,446       17,538
   Stockholders' equity                        37,955       35,598
                                          -----------  -----------
   Total liabilities and stockholders'
    equity                                    $69,742      $65,554
                                          ===========  ===========

                           KONA GRILL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                     Three Months      Six Months
                                    Ended June 30,    Ended June 30,
                                   ----------------  ----------------
                                    2009     2008     2009     2008
                                   -------  -------  -------  -------
                                     (Unaudited)        (Unaudited)

 Restaurant sales                  $21,468  $19,685  $40,923  $37,788
 Costs and expenses:
   Cost of sales                     5,461    5,369   10,558   10,562
   Labor                             7,269    6,380   14,018   12,507
   Occupancy                         1,536    1,244    3,056    2,500
   Restaurant operating expenses     3,242    2,902    6,272    5,490
   General and administrative        2,661    2,026    4,548    3,878
   Preopening expense                  352      541      852      719
   Depreciation and amortization     1,812    1,584    3,553    3,150
                                   -------  -------  -------  -------
 Total costs and expenses           22,333   20,046   42,857   38,806
                                   -------  -------  -------  -------
 Loss from operations                 (865)    (361)  (1,934)  (1,018)
 Nonoperating income (expense):
   Interest income and other, net       77      105      125      309
   Interest expense                    (99)     (17)    (131)     (51)
                                   -------  -------  -------  -------
 Loss from continuing operations
  before provision for income
  taxes                               (887)    (273)  (1,940)    (760)
 Provision for income taxes             30       75       60      150
                                   -------  -------  -------  -------
 Loss from continuing operations      (917)    (348)  (2,000)    (910)
 Gain (loss) from discontinued
  operations, net of tax               703     (187)     690     (298)
                                   -------  -------  -------  -------
 Net loss                          $  (214) $  (535) $(1,310) $(1,208)
                                   =======  =======  =======  =======

 Net loss per share - basic and
  diluted(a):
    Continuing operations          $ (0.11) $ (0.04) $ (0.25) $ (0.11)
    Discontinued operations           0.08    (0.03)    0.09    (0.04)
                                   -------  -------  -------  -------
 Net loss                          $ (0.03) $ (0.07) $ (0.16) $ (0.15)
                                   =======  =======  =======  =======

 Weighted average shares used in
  computation(a):
    Basic                            8,278    8,081    8,147    8,108
                                   =======  =======  =======  =======
    Diluted                          8,278    8,081    8,147    8,108
                                   =======  =======  =======  =======
 -----------
 (a) In accordance with SFAS No. 128--Earnings Per Share, for the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9,
     2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).

 Reconciliation of Restaurant Operating Profit to Loss from Operations

 The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate
 restaurant-level productivity, efficiency, and performance. The
 Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors.
 Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP")
 and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

                                     Three Months     Six Months Ended
                                     Ended June 30,        June 30,
                                    ----------------  ----------------
                                     2009     2008     2009     2008
                                    -------  -------  -------  -------

 Restaurant sales                   $21,468  $19,685  $40,923  $37,788
 Costs and expenses:
   Cost of sales                      5,461    5,369   10,558   10,562
   Labor                              7,269    6,380   14,018   12,507
   Occupancy                          1,536    1,244    3,056    2,500
   Restaurant operating expenses      3,242    2,902    6,272    5,490
                                    -------  -------  -------  -------
 Restaurant operating profit          3,960    3,790    7,019    6,729
                                    -------  -------  -------  -------
 Deduct - other costs and expenses:
   General and administrative         2,661    2,026    4,548    3,878
   Preopening expense                   352      541      852      719
   Depreciation and amortization      1,812    1,584    3,553    3,150
                                    -------  -------  -------  -------
 Loss from operations               $  (865) $  (361) $(1,934) $(1,018)
                                    =======  =======  =======  =======

                                   Percentage of Restaurant Sales
                               --------------------------------------
                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                               ------------------  ------------------
                                 2009      2008      2009      2008
                               --------  --------  --------  --------

 Restaurant sales                 100.0%    100.0%    100.0%    100.0%
 Costs and expenses:
  Cost of sales                    25.4      27.3      25.8      27.9
  Labor                            33.9      32.4      34.3      33.1
  Occupancy                         7.2       6.3       7.5       6.6
  Restaurant operating
   expenses                        15.1      14.7      15.3      14.5
                               --------  --------  --------  --------
 Restaurant operating profit       18.4      19.3      17.2      17.8
                               --------  --------  --------  --------
 Deduct - other costs and
  expenses:
   General and administrative      12.4      10.3      11.1      10.3
   Preopening expense               1.6       2.8       2.1       1.9
   Depreciation and
    amortization                    8.4       8.0       8.7       8.3
                               --------  --------  --------  --------
 Loss from operations              (4.0)%    (1.8)%    (4.7)%    (2.7)%
                               ========  ========  ========  ========

 Certain percentage amounts do not sum to total due to rounding.

CONTACT:  ICR
          Investor Relations Contact:
          Raphael Gross
          203.682.8200